June 9, 2015

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:

Rambo Medical Group, Inc.

File No. 000-52788

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated June 9, 2015 of Rambo Medical Group, Inc. (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP